UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 19, 2023

Proterra Inc
(Exact name of registrant as specified in its charter)

Delaware	001-39546	90-2099565
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1815 Rollins Road
Burlingame, California 94010
(Address of registrant’s principal executive offices, and zip code)
(864) 438-0000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PTRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On March 19, 2023, Proterra Operating Company, Inc. (“Proterra OpCo”), a wholly owned subsidiary of Proterra Inc (the “Company” or “Proterra”) entered into a binding letter of intent (the “Binding Letter of Intent”) with CSI I Prodigy Holdco LP, CSI Prodigy Co-Investment LP, CSI GP I LLC and CSI PRTA Co-Investment LP (collectively, the “Cowen Parties”). Pursuant to the Binding Letter of Intent, Proterra OpCo and the Cowen Parties have agreed to the amendment of certain provisions contained in the Note Purchase Agreement, dated as of August 4, 2020 (the “Existing Purchase Agreement” and, as amended, the “Purchase Agreement”), by and among Proterra OpCo, the investors from time to time party thereto, the guarantors from time to time party thereto and CSI GP I LLC, as collateral agent (the “Collateral Agent”) pursuant to which secured convertible promissory notes in the initial aggregate principal amount of $200 million were issued (the “Existing Notes”), as well as the amendment of certain provisions to the Existing Notes held by the Cowen Parties in the aggregate principal amount of $150 million (the “Cowen Notes”). The Binding Letter of Intent sets forth the key provisions of the proposed amendments to the Existing Purchase Agreement and the Cowen Notes.
The proposed amendments to the Existing Purchase Agreement include: (i) providing for a waiver of the minimum Liquidity (as defined in the Existing Purchase Agreement) covenant in the Existing Purchase Agreement through May 31, 2024, and requiring a minimum Liquidity of $125,000,000 as of the last day of each quarter from the Effective Date through and including May 31, 2024, and (ii) waiving the requirement that the financial statements delivered by the Company be certified by the Company’s auditor without qualification (or similar notation) as to going concern for the Company’s consolidated financial statements for fiscal years 2022 and 2023.
The proposed amendments to the Cowen Notes also would extend the maturity date of the Cowen Notes to August 4, 2028 and include an increase in the annual interest rate of the Cowen Notes to 12.0% per annum, consisting of 5.0% in cash and 7.0% payment-in-kind (“PIK”) with the PIK default rate proportionally increased to 9%.
The proposed amendments also include (i) amending the mandatory conversion provision to provide for mandatory conversion only on or after the one-year anniversary of the effective date of the Purchase Agreement (the “Effective Date”) if the daily volume weighted average price of the Company’s common stock (the “Common Stock”) equals or exceeds (a) $15.00 after the first anniversary of the Effective Date to but not including the second anniversary of the Effective Date, or (b) $12.00 after the second anniversary of the Effective Date, in each case, over a period of 20 consecutive trading days and providing that if the mandatory conversion trigger is met, 1/3 of the aggregate principal amount of the Cowen Notes (plus interest accrued thereon) shall convert at $4.00 per share of Common Stock, 1/3 of the aggregate principal amount of the Cowen Notes (plus interest accrued thereon) shall convert at $5.00 per share of Common Stock, and 1/3 of the aggregate principal amount of the Cowen Notes (plus interest accrued thereon) shall convert at $6.00 per share of Common Stock, resulting in the conversion of all principal and interest due, and (ii) amending the optional conversion provision of the Cowen Notes to provide that the Cowen Parties shall have an additional option, at any time on or after the one-year anniversary of the Effective Date until maturity of the Cowen Notes, to convert 1/3 of the aggregate principal amount of the Cowen Notes (plus interest accrued thereon) at $4.00 per share of Common Stock, 1/3 of the aggregate principal amount of the Cowen Notes (plus interest accrued thereon) at $5.00 per share of Common Stock, and 1/3 of the aggregate principal amount of the Cowen Notes (plus interest accrued thereon) at $6.00 per share of Common Stock, which conversion right shall be exercisable in whole or in part from time to time; provided, however, that conversions may occur at any time or from time to time on or after the one-year anniversary of the Effective Date at a conversion price equal to a 25% discount to the lowest issuance price of an equity-linked instrument from the Effective Date to the date of conversion, subject to a $1.016 floor price.
In addition, the Binding Letter Agreement provides that upon conversion of the Cowen Notes, the number of shares of Common Stock deliverable upon conversion will be subject to certain limitations to be set forth in the Purchase Agreement until the time, if any, that the Company’s stockholders have approved (i) the issuance of more than 19.99% of the Company's outstanding Common Stock in accordance with Nasdaq listing standards and (ii) an amendment to the Company’s certification of incorporation to increase the number of authorized shares of Common Stock.

The proposed amendments include an obligation that the Company use its best efforts to seek stockholder approval as promptly as practicable and no later than the Company’s 2023 annual meeting of stockholders; provided that if shareholder approval is not received at such meeting, the Company must receive any such approvals as promptly as practicable by calling a special meeting of stockholders every 6 months thereafter until such approvals are received). The proposed amendments also provide that no “person” or “group” (within the meaning of Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) will be entitled to receive any Common Stock otherwise deliverable pursuant to the Cowen Notes to the extent that such receipt would cause such person or group to become, directly or indirectly, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 40% of the Common Stock outstanding at such time.
The terms of the Cowen Notes and Purchase Agreement not otherwise provided for in the Binding Letter of Intent are expected to be substantially the same as the Existing Purchase Agreement and the Existing Notes.
The Binding Letter of Intent also provides that the execution of definitive documents reflecting the proposed amendments is subject to Proterra OpCo and the Cowen Parties obtaining an amendment to that certain Intercreditor Agreement, dated as of August 4, 2020, by and between the Collateral Agent and Bank of America and acknowledged by Proterra OpCo (the “Intercreditor Agreement”), on terms mutually satisfactory to the parties. The Binding Letter of Intent may be terminated at any time prior to the Effective Date by mutual written agreement of the parties.
The parties intend to negotiate and enter into definitive agreements reflecting the foregoing terms; however, there is no assurance that the parties will obtain an amendment to the Intercreditor Agreement or execute definitive agreements in a timely manner, on the foregoing terms or at all.

A copy of the Binding Letter of Intent is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Binding Letter of Intent does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, which is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure
On March 20, 2023, the Company issued a press release announcing the entry into the Binding Letter of Intent. A copy of the press release issued by the Company described above is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events

On March 17, 2023, the Company filed its Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”), which included Exhibit 23.1 for the consent of KPMG LLP. Although the date of the audit opinion (the “Audit Opinion”) included in the Form 10-K was correctly dated March 17, 2023, and the consent provided by KPMG LLP correctly referenced such date, due to a clerical error in the filing process, the exhibit inadvertently included a reference to an incorrect date of the Audit Opinion. Exhibit 23.1 has been corrected to reflect the actual language in the consent of KPMG LLP, is attached hereto as Exhibit 23.1, and does not change any previously reported financial results or any other disclosures contained in the Form 10-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include, but are not limited to, statements regarding the execution of amendments to the Existing Purchase Agreement, Cowen Notes and Intercreditor Agreement, including the timing and final terms thereof; the parties’ ability to enter into definitive agreements in a timely manner, on the terms set forth in the Binding Letter of Intent or at all; the Company's ability to satisfy covenants contained in the Purchase Agreement, including the minimum liquidity requirement and requirement to deliver unqualified financial statements; the timing and outcome of any shareholder meetings and related shareholder approvals; and expectations regarding the Company’s potential and future activities and performance. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including risks and uncertainties set forth in the sections entitled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2022 filed with the SEC on March 17, 2023 or the Company’s other filings with the SEC. The forward-looking statements included in this press release speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Binding Letter of Intent, dated March 19, 2023
23.1	Consent of KPMG LLP, independent registered public accounting firm for Proterra Inc
99.1	Press Release, dated March 20, 2023
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2023

PROTERRA INC

By:	/s/ Gareth T. Joyce
Name:	Gareth T. Joyce
Title:	Chief Executive Officer